As filed with the Securities and Exchange Commission on January 16, 1997.
                                                    Registration No. 333-15475



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ____________________


                         POST-EFFECTIVE AMENDMENT NO. 1
                                     TO
                                  FORM S-3

           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             _____________________

                             Wireless One, Inc.
            (Exact name of registrant as specified in its charter)



    Delaware         11301 Industriplex Boulevard, Suite 4       72-1300837
(State or other        Baton Rouge, Louisiana 70809-4115      (I.R.S. Employer
jurisdiction of               (504) 293-5000                   Identification
incorporation or      (Address, including zip code, and             Number)
                     telephone number,including area code,
                  of registrant's principal executive offices)

                             ____________________


  Mr. Hans J. Sternberg                                 Copy to:
  Chairman of the Board                             Brad J. Axelrod
    Wireless One, Inc.                     Jones, Walker, Waechter, Poitevent,
11301 Industriplex Boulevard                    Carrere & Denegre, L.L.P.
         Suite 4                                    Four United Plaza
Baton Rouge, Louisiana 70809-4115             8555 United Plaza Boulevard
      (504) 293-5000                        Baton Rouge, Louisiana 70809-7000
(Name, address, including zip code,                   (504) 231-2000
and telephone number, including area
   code, of agent for service)

                             ____________________


       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  From time to time after the effective date of this registration statement

                             ____________________


       If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

       If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

       If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

       If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

       If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                             ____________________


      The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.



Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


               SUBJECT TO COMPLETION, DATED JANUARY 16, 1997


                                PROSPECTUS
                              180,000 Shares

                            Wireless One, Inc.

                               Common Stock
                       ($0.01 par value per share)

      This Prospectus relates to the offer and sale of 180,000 shares (the "Shares") of common stock, $0.01 par value per share (the "Common Stock"), of Wireless One, Inc. (the "Company"), which may be offered from time to time (the "Offering") by the selling shareholders described herein (the "Selling Shareholders").

      The Common Stock is traded on the Nasdaq National Market under the symbol "WIRL." Shares may be sold from time to time by the Selling Shareholders on the Nasdaq National Market or such principal securities exchange on which the Common Stock is then trading, or in negotiated transactions or otherwise. The Shares will be sold at prices prevailing at the time of such sales, or at prices related to the current market prices or at negotiated prices. From time to time the Selling Shareholders may engage in short sales, or short sales against the box, of the Shares. Brokers executing orders are expected to charge normal commissions, and the proceeds to the Selling Shareholders will be net of brokerage commissions. See "Plan of Distribution." The Company will not receive any proceeds from the sale of the Shares. Information regarding the Selling Shareholders is set forth herein under the heading "Selling Shareholders." All expenses of registration incurred in connection with this offering are being borne by the Company. All selling and other expenses incurred by the Selling Shareholders will be borne by the Selling Shareholders.

      On January 15, 1997, the last reported sales price of the Common Stock on the Nasdaq National Market was $5.125 per share.



          SEE "RISK FACTORS" BEGINNING ON PAGE 2 FOR A DISCUSSION
              OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN
               EVALUATING AN INVESTMENT IN THE COMMON STOCK.



         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
            THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
             SECURITIES COMMISSION NOR HAS THE SECURITIES AND
                EXCHANGE COMMISSION OR ANY STATE SECURITIES
                  COMMISSION PASSED UPON THE ACCURACY OR
                     ADEQUACY OR THIS PROSPECTUS.  ANY
                      REPRESENTATION TO THE CONTRARY
                          IS A CRIMINAL OFFENSE.




             The date of this Prospectus is January _____, 1997.

                                 THE COMPANY

      The Company acquires, develops, owns and operates wireless cable television systems, primarily in small to mid-size markets in the southeastern United States. The Company's markets are currently located in Texas, Louisiana, Mississippi, Tennessee, Kentucky, Alabama, Georgia, Arkansas, North Carolina, South Carolina and Florida.

      Wireless cable programming is transmitted via microwave frequencies from a headend to a small receive-site antenna at each subscriber's location, and generally requires a direct unobstructed line-of-sight ("LOS") from the central transmitting antenna to an antenna at the subscriber's location. The Company targets small to mid-size markets with a significant number of LOS households that are unpassed by traditional hard-wire cable. Many of the households in the Company's markets, particularly in rural areas, also have limited access to local off-air VHF/UHF programming from ABC, NBC, CBS and Fox affiliates, and typically do not have access to subscription television service except via satellite television operators, whose equipment and subscription fees are generally are more costly than those of wireless cable, and which are unable to retransmit local off-air channels. The Company believes a significant number of households passed by cable in many of its rural markets are served by local cable operators with lower quality service and limited reception and channel lineups. As a result, the Company believes that its wireless cable television service is an attractive alternative to existing television choices for both passed and unpassed households.

      The Company was organized as a Delaware corporation in October 1995. The Company's executive offices are located at 11301 Industriplex Boulevard, Suite 4, Baton Rouge, Louisiana 70809-4115, and its telephone number at such address is (504) 293-5000.

                                 RISK FACTORS

   Prospective investors should carefully consider the following factors, in addition to other information contained in this Prospectus, regarding an investment in the Common Stock offered hereby.

Substantial Indebtedness of the Company; Need for Additional Financing; Certain Covenants

   The Company has incurred substantial indebtedness and expects that it and its subsidiaries will incur substantial additional indebtedness in the future. On a combined basis, since its inception the Company has sustained substantial net losses and therefore has been unable to cover fixed charges. The Company does not anticipate being able to generate net income until after 2001, and there can be no assurance that other factors, such as, but not limited to, economic conditions, the inability to raise additional financing or disruption in operations, will not result in further delays in generating positive net income. Losses may increase as operations in additional markets are commenced or acquired. Many factors, some of which will be beyond the Company's control (such as prevailing economic conditions), may affect its performance.

   In order to finance the capital expenditures and related expenses needed for subscriber growth and system development, the Company will require substantial investment on a continuing basis. The Company will need to obtain additional financing in late 1997 in order to continue to complete the launch of markets, to add subscribers in its new and existing markets and to cover ongoing operating losses and debt service requirements. The amount and timing of the Company's future capital requirements will depend upon a number of factors, many of which are not within the Company's control, including programming costs, capital costs, marketing expenses, staffing levels, subscriber growth, churn rates and competitive conditions. There can be no assurance that the Company's future capital requirements will not increase as a result of unexpected developments with respect to its markets. For example, the Company's capital costs may increase due to a need to implement digital technology in certain markets to meet competitive demands. There can be no assurance that the Company's future capital requirements will be met or will not increase as a result of future acquisitions, if any. Certain financing agreements entered into by the Company restrict its ability to incur additional indebtedness. Failure to obtain any required additional financing could adversely affect the growth of the Company and, ultimately, could have a material adverse effect on the Company.

Limited Operating History; Lack of Profitable Operations; Negative Cash Flow; Early Stage Company

   Other than the Company's limited operating history in those markets in which it has commenced operations, it has no wireless cable operations. Prospective investors, therefore, have limited historical financial information about the Company upon which to base an evaluation of the Company's performance and the investment in the Common Stock offered hereby. Since its inception, the Company has sustained substantial net losses and negative consolidated EBITDA due primarily to start-up costs, interest expense and charges for depreciation and amortization arising from the development of its wireless cable systems. The Company expects to continue to experience negative consolidated EBITDA through at least the third quarter of 1998, and may continue to do so thereafter while it develops and expands its wireless cable systems, even if additional individual systems of the Company become profitable and generate positive system EBITDA. Prospective investors should be aware of the difficulties encountered by enterprises in the early stages of development, particularly in light of the intense competition characteristic of the subscription television industry. There can be no assurance that realization of the Company's business plan, including an increase in the number of subscribers or the launch of additional wireless cable systems, will result in profitability or positive consolidated EBITDA for the Company in future years.

Need to Manage Growth and Ability to Successfully Integrate TruVision

   Successful implementation of the Company's business plan will require management of rapid growth, which will result in an increase in the level of responsibility for management personnel. To manage its growth effectively, the Company will be required to continue to implement and improve its operating and financial systems and controls and to expand, train and manage its employee base. There can be no assurance that the management, systems and controls currently in place, or to be implemented, will be adequate for such growth, or that any steps taken to hire personnel or to improve such systems and controls will be sufficient. Additionally, there can be no assurance that the Company will be able to integrate successfully the properties obtained pursuant to its merger with TruVision Wireless, Inc. ("Truvision"), which was completed in July 1996 (the "TruVision Transaction"), with its existing and contemplated operations.

Inability to Consummate the Acquisitions

   Historically, the Company has grown through the acquisition of other companies involved in the wireless cable business and the acquisition of various assets, including channel rights, for use in its operations. The
Company may enter into similar transactions in the future. The consummation of any acquisition is subject to certain conditions the satisfaction of which, in some cases, is beyond the Company's control, including obtaining FCC approvals and third-party consents. There can be no assurance that the Company will be able to obtain such approvals and consents, and failure to do so could have a material adverse effect on the Company's ability to consummate pending or future acquisitions or on the Company's operations. In addition, there can be no assurance that the FCC will approve the applications relating to the lease rights that the Company has acquired or may acquire in such acquisitions, although the approval of such applications may not be condition to completing the acquisitions. There can be no assurance that binding agreements will be entered into with respect to any transactions in which the Company signs a letter of intent, or that in the case of purchase and sale agreements, such transactions will be consummated. See "--Uncertainty of Ability to Obtain FCC Authorizations."

Uncertainty of Ability to Obtain FCC Authorizations

   Wireless cable systems transmit programming over some or all of the 33 MDS and instructional television fixed service ("ITFS") channels that are licensed by the FCC. Generally, the Company believes that a minimum of 12 wireless cable channels is necessary to offer a commercially viable wireless cable service in its markets. All of the channels comprising a wireless cable system must operate from the same transmitter site so that subscribers may receive a clear picture on all channels offered. In some of its markets, the Company does not currently have the right to operate a sufficient number of channels from the same transmitter site, and in certain other markets, the Company contemplates relocating all of its channels to a new transmitter site. In these markets, the Company is dependent upon (i) the grant of pending applications for new licenses or for modification of existing licenses, and (ii) the grant of applications for new licenses and license modification applications which have not yet been filed with the FCC. Certain pending applications cannot be granted by the FCC until interference agreements with nearby license holders are secured. Several of the Company's pending ITFS applications are the subject of competing applications. There can be no assurance that any or all of these applications will be granted by the FCC. Although the Company does not believe that the denial of any single application will adversely affect the Company, the denial of several of such applications, particularly if concentrated in one or a few of the Company's markets, could have a material adverse effect on the ability of the Company to serve such market or markets.

   In certain cases, FCC approval may be dependent upon the Company's ability to engineer its use of a wireless cable channel to avoid interference with the reception of another channel that has been licensed or for which an application is pending. In addition, intervening license grants and/or auctions of MDS channels may adversely affect some of the Company's planned applications due to interference considerations. No assurance can be given that the Company will be able to engineer all of its channels so as to avoid interference. See "--Interference Issues."

   In addition, there is no limit on the time that may elapse between the filing of an application with the FCC for a modification or a new license and action thereon by the FCC. Delay by the FCC in processing applications could delay or materially adversely affect the Company's plans with respect to one or more of its markets. If modification of an unbuilt station license is anticipated, it is frequently necessary to obtain from the FCC an extension of the period specified in the license for construction of the station. In such case, absent FCC grant of such an extension, the license will expire. There can be no assurance that the FCC will grant an extension in any particular instance. In addition, FCC licenses must be renewed every ten years and, while such renewals generally have been granted on a routine basis in the past, there is no assurance that licenses will continue to be renewed routinely in the future. The failure of the Company's channel lessors to renew their respective licenses or of the FCC to grant such extensions could have a material adverse effect on the Company.

   The FCC recently concluded an auction for each of 493 BTAs. Auction winners obtained the exclusive right to apply for all available MDS channels in such BTAs, subject to compliance with interference standards and other rules. The Company and TruVision were the winning bidders for FCC authorizations in 66 BTA Markets. As is the case with other MDS and ITFS applications, in some of the BTA Markets the Company presently lacks the right to use a site for the location of a transmission facility. In some instances, it may be necessary for the Company to obtain the consent of other parties to the acceptance of interference. There can be no assurance that the Company will be able to secure a transmission site, obtain all necessary interference consents or secure FCC approval of its applications. Furthermore, even though the Company was the successful bidder in the BTA Markets, the Company may not acquire sufficient channel rights to have a viable system in each of those Markets. See "-- Interference Issues."

Government Regulation

   The wireless cable industry is extensively regulated by the FCC. The FCC governs, among other things, the issuance, renewal, assignment and modification of licenses necessary for wireless cable systems to operate and the time afforded license holders to construct their facilities. The FCC imposes fees for certain applications and licenses, and mandates that certain amounts of educational, instructional or cultural programming be transmitted over certain of the channels used by the Company's existing and proposed wireless cable systems. The FCC also has the authority, in certain circumstances, to revoke and cancel licenses and impose monetary fines for violations of its rules. No assurance can be given that new regulations will not be imposed or that existing regulations will not be changed in a manner that could have a material adverse effect on the wireless cable industry as a whole and on the Company in particular. In addition, wireless cable operators and channel license holders are subject to regulation by the Federal Aviation Administration ("FAA") with respect to construction, marking and lighting of transmission towers and to certain local zoning regulations affecting the construction of towers and other facilities. There also may be restrictions imposed by local authorities, neighborhood associations and other similar organizations limiting the use of certain types of reception equipment used by the Company and new taxes imposed by state and local authorities. Certain states, including Florida, have legislated that no resident of a multiple dwelling unit ("MDU") should be denied access to programming provided by hard-wire cable systems, notwithstanding the fact that the MDU entered into an exclusive agreement with a non-hard-wire cable video program distributor. It is possible that such laws will be enacted in other states in the future. In several courts, mandatory access laws have been held unconstitutional. Such laws could increase the competition for subscribers in MDUs. Future changes in the foregoing regulations or other regulations applicable to the Company or its business could have a material adverse effect on the Company's results of operations and financial condition.

Interference Issues

   Under current FCC regulations, a wireless cable operator may install receive-site equipment and serve any point where its signal can be received. Interference from other wireless cable systems can limit the ability of a wireless cable system to serve any particular point. In licensing ITFS and MDS stations, a primary concern of the FCC is avoiding situations where proposed station signals are predicted to cause interference to the reception of previously proposed station signals. The Company's business plan involves moving the authorized transmitter sites of various of its MDS and ITFS licensed stations and obtaining the grant of licenses for new stations that the Company will use in its wireless cable systems. The FCC's interference protection standards may make one or more of these proposed relocations or new grants unavailable. In that event, it may be necessary to negotiate interference agreements with the licensees of the stations which would otherwise block such relocations or grants. There can be no assurance that the Company will be able to obtain all necessary interference agreements with terms acceptable to the Company. In the event that the Company cannot obtain interference agreements required to implement the Company's plans for a market, the Company may have to curtail or modify operations in the market, which could have a material adverse effect on the growth of the Company. In addition, while the Company's leases with MDS and ITFS licensees require their cooperation, it is possible that one or more of the Company's channel lessors may hinder or delay the Company's efforts to use the channels in accordance with the Company's plans for the particular market.

Competition

   The subscription television industry is highly competitive. Wireless cable systems face or may face competition from several sources, such as traditional hard-wire cable systems, DBS systems, satellite master antenna television ("SMATV") systems, other wireless cable systems and other alternative methods of distributing and receiving video programming. Furthermore, premium movie services offered by cable television systems have encountered significant competition from the home video cassette recorder ("VCR") industry. In areas where several local off-air VHF/UHF broadcast channels can be received without the benefit of subscription television, hard-wire and wireless cable systems also have experienced competition from the availability of broadcast signals generally and have found market penetration to be more difficult. In addition, within each market, the Company must compete with others to acquire, from the limited number of wireless cable channel licenses issued or issuable, rights to a minimum number of wireless cable channels needed to establish a commercially viable system. Legislative, regulatory and technological developments may result in additional and significant competition, including competition from a proposed new wireless service known as local multipoint distribution service ("LMDS"). In some areas, exchange telephone companies offer video programming services via radio communications without regulation of rates or services, offer hardwire or fiber optic cable service for hire by video programmers and provide traditional cable service subject to local franchising requirements.

   In its markets that have operational systems, the Company initially has targeted its marketing to households that are unpassed by traditional hard-wire cable and that have limited access to local off-air VHF/UHF programming. Certain of the hard-wire cable companies operating in the Company's markets currently offer a greater number of channels to their customers than the Company offers. DBS providers currently offer a substantially greater number of channels than hard-wire or wireless cable providers with a high picture quality. Aggressive price competition or the passing of a substantial number of presently unpassed households by any existing or new subscription television service could have a material adverse effect on the Company's results of operations and financial condition.

   New and advanced technologies for the subscription television industry, such as DBS, LMDS, digital compression and fiber optic networks, are in operation or are in various stages of development. As they are developed, these new technologies could have a material adverse effect on the demand for wireless cable services. Many actual and potential competitors have greater financial, marketing and other resources than the Company. There can be no assurance that the Company will be able to compete successfully with existing competitors or new entrants in the market for subscription television services.

Dependence on Channel Leases; Need for License Extensions; Loss of Licenses by Lessors

   The Company is dependent on leases with unaffiliated third parties for substantially all of its wireless cable channel rights. The use of wireless cable channels by the license holders is subject to regulation by the FCC, and the Company is dependent upon the continuing compliance by channel license holders with applicable regulations, including the requirement that ITFS license holders must meet certain educational use requirements in order to lease transmission capacity to wireless cable operators.

   The Company's channel leases typically cover four ITFS channels and/or one to four MDS channels each. Under a policy adopted by the FCC, the term of the Company's ITFS channel leases cannot exceed ten years from the time the lessee begins using the channel. The remaining initial terms of most of the Company's ITFS channel leases are approximately five to ten years. There is no restriction on the length of MDS channel leases, which frequently extend beyond the term of the underlying MDS license. However, in the event an MDS license is not renewed or is otherwise terminated, the authorization will no longer be valid, and the Company will have no rights under its lease to transmit on channels that are subject to such nonrenewed or terminated license.

   ITFS licenses generally are granted for a term of ten years and are subject to renewal by the FCC. Existing MDS licenses generally will expire on May 1, 2001 unless renewed. BTA authorizations expire ten years from the grant thereof, unless renewed. FCC licenses also specify construction deadlines which, if not met, could result in the loss of the license. Requests for additional time to construct a channel may be filed and are subject to review pursuant to FCC rules. Certain of the Company's channel rights are subject to pending extension requests, and it is anticipated that additional extensions will be required. There can be no assurance that the FCC will grant any particular extension request or license renewal request. The termination or non-renewal of a channel lease or of a channel license, or the failure to grant an application for an extension of the time to construct an authorized station, would result in the Company being unable to deliver programming on the channels authorized pursuant thereto.

   TruVision contracts with Mississippi EdNet Institute, Inc. ("EdNet") for the commercial use of 20 ITFS channels in each of its markets in the state of Mississippi (the "EdNet Agreement"). The term of the EdNet Agreement is 10 years from the date of issuance of certain construction permits, each of which was granted in 1992. The Company anticipates that, pursuant to the EdNet Agreement, the lease term will terminate on or about April 1, 2002, unless renewed prior thereto. The commercial use of these channels represents the majority of the Company's channels in Mississippi and the termination of, or inability to renew, the EdNet Agreement would have a material adverse effect on the Company's operations in its Mississippi markets. Under the EdNet Agreement, the Company must, at its sole expense,
(i) install, operate and maintain a system sufficient to serve 95% of the population of the licensed geographic area of Mississippi, (ii) provide, install and maintain up to 1,100 standard receive sites, up to 11 studio transmitter links, up to 11 electronic classrooms (each at a cost of up to $20,000) and pay up to $1.5 million for 11 duplex, two-channel links, (iii) acquire and install a minimum of five 10-watt transmitters per transmit site and (iv) apply for CARS Band microwave authorizations to EdNet use, among other obligations. The Company must complete and have operations in such system by July 1, 1998. The Company has granted EdNet a security interest in all of its Mississippi equipment, transmitters and rights to use certain wireless cable channels (the "EdNet System") in order to secure the Company's performance under the EdNet Agreement. In the event of a default by the Company under the EdNet Agreement, EdNet will have the right to operate the EdNet System and derive all income from its operation. If EdNet assumes the operation of the EdNet System, the Company will be required to assign its interest in the EdNet Agreement and the EdNet System or to forfeit its interests in such assets. Although the Company does not believe that the termination of or failure to renew a single channel lease, other than that with EdNet, would materially adversely affect the Company, several of such terminations or failures to renew in one or more markets that the Company actively serves could have a material adverse effect on the Company. In addition, the termination, forfeiture, revocation or failure to renew or extend an authorization or license held by the Company's lessors could have a material adverse effect on the Company.

Dependence on Program Suppliers

   In connection with its distribution of television programming, the Company is dependent on fixed-term contracts with various program suppliers such as CNN, ESPN and HBO. Although the Company has no reason to believe that any such contracts will be canceled or will not be renewed upon expiration, if such contracts are canceled or not renewed, the Company will have to seek program material from other sources. There can be no assurance that other program material will be available to the Company on acceptable terms or at all or, if so available, that such material will be acceptable to the Company's subscribers. The likelihood that program material will be unavailable to the Company is significantly mitigated by the Cable Television Consumer Protection and Competition Act of 1992 (the "1992 Cable Act") and various FCC regulations issued thereunder which, among other things, impose limits on exclusive programming contracts and generally prohibit cable programmers, in which a cable operator has an attributable interest (a "vertically integrated cable operator"), from discriminating against cable competitors with respect to the price, terms and conditions of the sale of programming. Only a few of the major cable television programming services carried by the Company are not directly or indirectly owned by a vertically integrated cable operator. The program access provisions of the 1992 Cable Act are the subject of a legal challenge and, if the challenged provisions were found to be unconstitutional or unlawful, program suppliers might raise their prices or make their program material unavailable to the Company.

Difficulties and Uncertainties of a New Industry

   Wireless cable is a new industry with a short operating history. Potential investors should be aware of the difficulties and uncertainties that are normally associated with new industries, such as lack of consumer acceptance, difficulty in obtaining financing, increasing competition, advances in technology and changes in laws and regulations. There can be no assurance that the wireless cable industry will develop or continue as a viable or profitable industry.

Physical Limitations of Wireless Cable Transmission

   Wireless cable programming is transmitted via microwave frequencies from a headend to a small receive-site antenna at each subscriber's location. Reception of wireless cable programming generally requires a direct, unobstructed LOS from the headend to the subscriber's receive-site antenna. Therefore, in communities with tall trees, hilly terrain, tall buildings or other obstructions in the transmission path, wireless cable transmission can be difficult or impossible to receive at certain locations. Consequently, the Company may not be able to supply service to certain potential subscribers. While in certain instances the Company intends to employ low power repeaters to overcome LOS obstructions, there can be no assurance that it will be able to secure the necessary FCC authorizations. Based on the Company's installation and operating experience, the Company believes that its signal can be received directly by approximately 80% of the households within the Company's signal pattern in the markets currently in operation. The Company also estimates that its signals in its other markets will be receivable by an average of approximately 70% of the households within the Company's expected signal patterns for such markets. The terrain in most of the Company's Markets is generally conducive to wireless cable transmission. In addition to limitations resulting from terrain, in limited circumstances extremely adverse weather can damage transmission and receive-site antennas, as well as other transmission equipment.

Dependence on Existing Management

   The Company is dependent in large part on the experience and knowledge of existing management. The loss of the services of one or more of the Company's current executive officers could have a material adverse effect upon the Company. The Company has employment agreements with and is dependent on certain senior managers. Such employment agreements provide, among other things, that the executive will not compete with the Company or its subsidiaries within a specified area during the period of employment and for two years thereafter. The Company has recently added new members to its management team. The Company believes that it will require additional management personnel as it commences operations in new markets. The failure of the Company to attract and retain such personnel could have a material adverse effect on the Company.

Control by Principal Stockholders

   Affiliates of The Chase Manhattan Corporation ("Chase"), Heartland and Mississippi Wireless T.V., L.P. ("MWTV") collectively beneficially own 48.7% of the outstanding Common Stock on a fully diluted basis. These stockholders are parties to a stockholders agreement (the "Stockholders Agreement"), pursuant to which they have agreed to vote their Common Stock so that the Board of Directors of the Company will have up to nine members, up to three of whom will be designated by Heartland, up to two of whom will be designated by the affiliates of Chase and Baseball Partners, collectively, and one of whom may be designated by the former TruVision stockholders other than Chase Venture Capital Associates, L.P. ("CVCA"). The parties to the Stockholders Agreement have effective control over the election of the Company's Board of Directors and generally exercise control over the Company's affairs. Such concentration of ownership could also have the effect of delaying, deterring or preventing a change in control of the Company that might otherwise be beneficial to stockholders.

Possible Volatility of Common Stock Price

   The trading price of the Common Stock could be subject to wide fluctuations in response to variations in the Company's quarterly operating results, changes in earnings estimates by analysts, conditions in the wireless cable industry, regulatory trends or general market or economic conditions. In addition, in recent years the stock market has experienced extreme price and volume fluctuations. These fluctuations have had a substantial effect on the market prices for many emerging growth companies, often unrelated to the operating performance of the specific companies. Such market fluctuations could adversely affect the market price for the Common Stock.

Shares Eligible for Future Sale

   The Company has a total of 19,265,169 shares of Common Stock outstanding (assuming the exercise of (i) the 1995 Warrants, (ii) the 1996 Warrants,
(iii) warrants issued to Gerard, Klauer & Mattison L.L.C. upon consummation of the Heartland Transaction and (iv) certain director, management and employee options). Of these shares 5,653,472 shares are freely transferable by persons other than affiliates of the Company without restriction or registration under the Securities Act (including the 180,000 shares offered hereby, the shares issuable upon exercise of certain director, management and employee options and the 944,059 shares issuable upon exercise of the 1995 and 1996 Warrants). All Shares sold pursuant to this Prospectus will be freely transferable by persons other than affiliates of the Company without restriction or registration under the Securities Act. The remaining shares (except for shares issuable upon the exercise of director, management and employee options) are "restricted securities" as that term is defined by Rule 144 under the Securities Act and may not be sold other than pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from such registration requirement. Sales of a substantial number of shares of Common Stock in the public market or under Rule 144 or otherwise, or the perception that such sales could occur, could adversely affect the prevailing market price of the Common Stock.

Certain Provisions of the Company's Certificate of Incorporation and By-laws and the DGCL

   The Company's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") and By-laws (the "By-laws") and the Delaware General Corporation Law (the "DGCL") contain provisions which may have the effect of delaying, deterring or preventing a future takeover or change in control of the Company unless such takeover or change in control is approved by the Company's Board of Directors. Such provisions may also render the removal of directors and management more difficult. The Company's Certificate of Incorporation and By-laws provide for, among other things, a classified Board of Directors serving staggered terms of three years, removal of directors only for cause and only by the affirmative vote of the holders of a majority of the voting power of the then outstanding voting capital stock of the Company, voting together as a single class, exclusive authority of the Board of Directors to fill vacancies on the Board of Directors (other than in certain limited circumstances), advance notice requirements for stockholder nominations of candidates for election to the Board of Directors and certain other stockholder proposals, restrictions on who may call a special meeting of stockholders and a prohibition on stockholder action by written consent. Amendments to certain provisions in the Certificate of Incorporation require the affirmative vote of the holders of at least 80% of the total votes eligible to be cast in the election of directors, voting together as a single class. In addition, the Company's Board of Directors has the ability to authorize the issuance of up to 10 million shares of preferred stock in one or more series and to fix the voting powers, designations, preferences and relative, participating, optional and other special rights and qualifications, limitations or restrictions thereof without stockholder approval, which ability could be used to deter, delay or prevent a change in control of the Company. The DGCL also contains provisions preventing certain stockholders from engaging in business combinations with the Company, subject to certain exceptions.

Forward-Looking Statements

   The Prospectus contains certain forward-looking statements concerning the Company's operations, economic performance and financial condition, including in particular, the integration of the Company's recent and pending acquisitions into the Company's existing operations. Such statements are subject to various risks and uncertainties. Actual results could differ materially from those currently anticipated due to a number of factors, including those identified under "Risk Factors" and elsewhere in this Prospectus.

   Certain documents incorporated by reference in this Prospectus contain both statements of historical fact and "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Examples of forward-looking statements include: (i) projections of revenue, earnings, capital structure and other financial items, (ii) statements of the plans and objectives of the Company or its management, (iii) statements of future economic performance of the Company and (iv) assumptions underlying statements regarding the Company or its business. Important factors, risks and uncertainties that could cause actual results to differ materially from any forward-looking statements ("Cautionary Statements") are disclosed in certain documents incorporated by reference herein. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the Cautionary Statements.


                             SELLING SHAREHOLDERS

   In connection with the consummation of the TruVision Transaction, the Company issued 180,000 shares to Vision Communications, Inc. ("VCI"), a corporation controlled by Henry M. Burkhalter, the Company's President and Vice Chairman of its Board of Directors, in satisfaction of certain contractual arrangements between TruVision and Mr. Burkhalter. In addition, the Company entered into a registration rights agreement with certain of its shareholders, including VCI (the "Registration Rights Agreement"), pursuant to which the Company agreed, among other things, to bear all expenses with respect to the registration of the Shares and to indemnify each Selling Shareholder against certain liabilities, including liabilities arising under the federal securities laws.

   Thereafter, VCI transferred 32,400 of the shares to William J. Van Devender in satisfaction of a contractual arrangement between VCI and Mr. Van Devender related to a change in control of VCI, and in December 1996, VCI distributed the remaining 147,600 shares to its shareholders.

   Mr. Burkhalter was the Chairman of the Board, President and Chief Executive Officer of TruVision prior to the consummation of the TruVision Transaction and is currently the President of the Company and Vice Chairman of the Company's Board of Directors. As part of the TruVision Transaction, the Company assumed non-qualified stock options issued by TruVision to Mr. Burkhalter, which, as assumed by the Company, cover 78,015 shares of Common Stock, are fully vested and have a weighted exercise price of $6.82 per share. MWTV received 1,702,406 shares of Common Stock pursuant to the TruVision Transaction. Mr. Burkhalter is the President and controlling shareholder of Wireless TV, Inc. ("WTV"), which is the general partner of and has the power to vote and dispose of all shares of Common Stock held by MWTV. Mr. Burkhalter is also party to the Stockholders Agreement, pursuant to which the parties thereto agreed, among other things, to vote their Common Stock so that the holders of a majority of the shares issued to the former owners of TruVision (as long as such shares are held by such former owners) can designate one member of the Board of Directors. Mr. Burkhalter currently has the power to vote a majority of such shares and serves on the Company's Board of Directors as the designee of the former owners of TruVision.

   Mr. Van Devender is currently a director of the Company. In connection with the TruVision Transaction, VanCom, Inc. ("VanCom"), a corporation controlled by Mr. Van Devender, was issued 42,560 shares of Common Stock. VanCom is a party to the Stockholders Agreement, and Mr. Van Devender currently serves on the Company's Board of Directors as a designee of Chase.

   The table below sets forth certain information regarding the beneficial ownership of Common Stock by each Selling Shareholder prior to the offering of the Shares and as adjusted to give effect to the sales of all Shares. The Shares are being registered to permit secondary trading of the Shares, and the Selling Shareholders may offer the Shares for sale from time to time. See "Plan of Distribution."

                              Beneficial Ownership                       Beneficial Ownership
                             as of December 31, 1996                      After the Offering
                             -----------------------      Number of     ----------------------
                               Number    Percentage    Shares Offered     Number    Percentage
  Selling Stockholder        of Shares    of Class        Hereby(1)     of Shares    of Class
------------------------     ---------   ----------   --------------   ---------   ----------
Henry M. Burkhalter(2)       1,884,339      11.1%          91,630       1,792,709      10.5%
c/o TruVision
1080 River Oaks Drive
Suite A150
Jackson, Mississippi 39208

Eugene Blailock                    177         *              177               0        --
5133 Forest Hill Road
Jackson, Mississippi 39212

Gregory Kitchens                14,967         *           14,967               0        --
P. O. Box 217
Utica, Mississippi 39175

William Deviney                  6,288         *            6,288               0        --
P. O. Box 6717
Jackson, Mississippi 39212

Alan Kitchens                    3,675         *            3,675               0        --
P. O. Box 849
Hazelhurst, Mississippi 39083

Paul Hopping                     4,569         *            3,144           5,825(3)     --
640 Lakeland Drive East
Suite C
Jackson, Mississippi 39208

Ms. Susan Clark Joy,             3,144         *            3,144               0        --
  as Trustee for the Susan
  Clark Joy Living Trust
2758 North Nelson Street
Arlington, Virginia 22207

Kathy G. Burkhalter(4)       1,884,339      11.1%          12,288       1,792,709      10.5%
4331 North Honeysuckle Lane
Jackson, Mississippi 39211

Stacey G. Roberts               12,288         *           12,288               0         *
117 Bedford Road
Hattiesburg, Mississippi 39402

William J. Van Devender(5)      74,960         *           32,400          42,560         *

_________________
*Less than 1.0%

(1) Includes only shares of which the Selling Shareholder is the record holder.

(2) Shares beneficially owned by Mr. Burkhalter include 1,702,406 shares of Common Stock owned by MWTV and 12,288 shares owned by his wife, Kathy M.
    Burkhalter, all of which shares Mr. Burkhalter may be deemed to beneficially own. Mr. Burkhalter disclaims beneficial ownership of any such shares of Common Stock. In addition, Mr. Burkhalter owns currently exercisable options to acquire 78,015 shares of Common Stock.

(3) Includes 4,400 shares that  Mr. Hopping purchased subsequent to December
    31, 1996 but prior to the date of this Prospectus.

(4) Mrs. Burkhalter is the wife of  Henry M. Burkhalter and may be deemed to beneficially own all shares of Common  Stock  beneficially  owned by Mr.
    Burkhalter.   Mrs.  Burkhalter  disclaims  beneficial  ownership of  all shares  of Common Stock, except the 12,288 shares of which  she  is  the record holder and which are offered hereby.

(5) Shares beneficially  owned  by  Mr. Van Devender include shares owned by
    VanCom, a corporation controlled  by  Mr.  Van  Devender.   VanCom  is a
    limited  partner  of MWTV and has a right to 22.9167% of allocations and
    distributions of MWTV.   No  Common  Stock owned by MWTV is included for
    Mr. Van Devender as VanCom does not have the right to vote or dispose of such Common Stock.


                             PLAN OF DISTRIBUTION

   The Selling Shareholders have advised the Company that the Shares may be sold from time to time by the Selling Shareholders, or by pledgees, donees, transferees or other successors in interest,  on the Nasdaq National Market
(or  any  national  securities  exchange   or  U.S.  automated  interdealer
quotation system of a registered national securities association  on  which shares  of the Common Stock are then listed), or in negotiated transactions
or otherwise.   The  Shares  will  be  sold  at  prices  and  at terms then prevailing  or at prices related to the then current market prices,  or  at
negotiated  prices.    The  Company  has  been  advised  that  the  Selling
Shareholders may effect  sales  of the Shares directly, or indirectly by or through agents or broker-dealers  and that the Shares may be sold by one or more of the following methods: (a) a block trade in which the broker-dealer so engaged will attempt to sell the  shares  as  agent but may position and resell a portion of the block as principal to facilitate  the  transaction;
(b)  purchases  by a broker-dealer as principal and resale by such  broker-
dealer  for its account  pursuant  to  this  prospectus;  (c)  an  exchange distribution  in  accordance  with  the  rules  of  such  exchange; and (d)
ordinary  brokerage  transactions  and  transactions  in  which the  broker
solicits  purchasers.   In effecting sales, broker-dealers engaged  by  the
Selling Shareholders may arrange for other broker-dealers to participate in the resales.

   In connection with distributions of the Shares or otherwise, the Selling
Shareholders may enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers may engage in short sales of the Shares in the course of hedging the positions they assume with Selling Shareholders. The Selling Shareholders may also sell shares short and redeliver the shares to close out such short positions. The Selling
Shareholders may also enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of the shares registered hereunder, which the broker-dealer may resell or otherwise transfer pursuant to this prospectus. The Selling Shareholders may also loan or pledge the Shares to a broker-dealer and the broker-dealer may sell the Shares so loaned or upon a default the broker-dealer may effect sales of the pledged Shares pursuant to this prospectus.

   Broker-dealers  or  agents  may  receive  compensation  in  the  form of commissions,  discounts or concessions from Selling Shareholders in amounts to be negotiated  in connection with the sale.  Such broker-dealers and any other participating  broker-dealers  may  be  deemed  to  be "underwriters"
within the meaning of the Securities Act of 1933, as amended  (the  "Act"), in  connection  with  such  sales  and  any  such  commission,  discount or concession may be deemed to be underwriting discounts or commissions  under
the  Act.   In  addition,  any  securities covered by this prospectus which qualify for sale pursuant to Rule  144  may  be  sold under Rule 144 rather than pursuant to this prospectus.

   All costs, expenses and fees in connection with the registration of the shares will be borne by the Company. Commissions and discounts, if any, attributable to the sales of the Shares will be borne by the Selling
Shareholders.

                                LEGAL MATTERS

   The legality of the Common Stock offered hereby will be passed upon for the Company by Jones, Walker, Waechter, Poitevent, Carrere & Denegre
L.L.P., New Orleans, Louisiana.

                                   EXPERTS

   The consolidated financial statements and schedule of Wireless One, Inc.
and subsidiaries as of December 31, 1994 and 1995 and for the period from February 4, 1993 (inception) through December 31, 1993 and the years ended
December  31,  1994  and  1995  and the financial statements  of  Heartland
Division as of December 31, 1993  and 1994 and for the years ended December
31, 1992 and 1993, the period from January 1, 1994 to August 18, 1994 and the period from August 19, 1994 to December 31, 1994 are incorporated by reference in this Prospectus and in the Registration Statement in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein and in the Registration
Statement and upon the authority of said firm as experts in accounting and auditing.

   The report of KPMG Peat Marwick LLP covering the financial statements of
Heartland  Division  contains  an  explanatory paragraph that refers  to  a business combination in 1994 accounted  for  as a purchase involving assets
comprising  a  portion  of  Heartland  Division.   As   a   result  of  the
acquisition, financial information of Heartland Division for  periods after
August  18,  1994  is  presented  on  a different cost basis than that  for periods  before August 18, 1994 and, therefore,  such  information  is  not comparable.

   The  financial   statements   of   TruVision   Wireless,  Inc.,  Madison
Communications,  Inc. and Beasley Communications, Inc.,  and  BarTel,  Inc.
incorporated by reference  in  this  Prospectus have been audited by Arthur
Andersen LLP, independent public accountants, as indicated in their reports with respect thereto and are incorporated  herein  by reference in reliance upon the authority of such firm as experts in accounting  and  auditing  in giving such reports.

                            AVAILABLE INFORMATION

   The Company is subject to the informational requirements of the Exchange
Act,  and  in  accordance  therewith,  files, reports, proxy statements and
other information with the Commission.   Such reports, proxy statements and
other information may be inspected by anyone  without  charge at the Public
Reference  Section  of  the Commission at Room 1024, Judiciary  Plaza,  450
Fifth Street, N.W., Washington,  D.C. 20549, and at the regional offices of the Commission located at 7 World  Trade  Center, Suite 1300, New York, New
York  10048  and  500 West Madison Street, Suite  1400,  Chicago,  Illinois
60661.  A Registration  Statement  on  Form  S-3  under the Securities Act, including amendments thereto, relating to the Common  Stock  offered hereby has  been  filed by the Company with the Commission.  This Prospectus  does not contain  all of the information set forth in the Registration Statement
and the exhibits  and  schedules  thereto.   For  further  information with
respect  to the Company and the Common Stock offered hereby,  reference  is made to such  Registration  Statement and exhibits and schedules filed as a part thereof.  Copies of all  or  any portion of the Registration Statement may be obtained from the Public Reference  Section  of  the Commission, 450
Fifth   Street,   N.W.,  Washington,  D.C.  20549,  at  prescribed   rates.
Additionally, the Commission maintains a web site (http://www.sec.gov) that contains reports, proxy  and  information  statements and other information
regarding  registrants  that  file  electronically   with  the  Commission,
including the Company.  The Company's Common Stock is  quoted on the Nasdaq
National Market, and such reports, proxy statements and  other  information regarding the Company can be inspected at the offices of Nasdaq Operations,
1735 K Street, N.W., Washington, D.C. 20006.

   Statements  made  in this Prospectus as to the contents of any contract, agreement or other document  referred  to are not necessarily complete, but such  statements are complete in all material  respects  for  the  purposes
herein  made.   With  respect  to  each  such  contract, agreement or other document filed as an exhibit to the Registration  Statement,  reference  is made to the exhibit for a more complete description of the matter involved, and  each  such statement shall be deemed qualified in its entirety by such reference.

               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

   The following documents, which have been filed by the Company with the Commission pursuant to the Exchange Act, are by this reference incorporated in and made a part of this Prospectus: (i) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 (File No. 0-26836);
(ii) the Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1996, June 30, 1996 and September 30, 1996; (iii) the
Company's Current Reports on Form 8-K  dated  August  14,  1996, October 1,
1996 and November 1, 1996, (iv) the Index to Financial Statements  and  the
Financial Statements of Heartland Division and Bartel, Inc. set forth in the Company's prospectus included in Registration Statement No. 333-5109 at effectiveness and (v) the description of the Company's capital stock set forth in its Registration Statement under the Exchange Act on Form 8-A filed with the Commission September 25, 1995.

   All reports and other documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Common Stock offered hereby shall be deemed to be incorporated by reference herein and to be part of this Prospectus from their respective dates of filing. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other document subsequently filed which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

   The  Company hereby undertakes to provide without charge to each  person to whom this  Prospectus  is  delivered,  upon a written or oral request, a copy  of  any  or  all  of the documents that are  incorporated  herein  by reference (other than exhibits  to such documents, unless such exhibits are
specifically  incorporated by reference  into  such  documents).   Requests
should be directed  to  Wireless  One,  Inc.,  Attention:  Secretary, 11301
Industriplex   Boulevard,  Suite  4,  Baton  Rouge,  Louisiana  70809-4115;
Telephone No. (504) 293-5000.



No  dealer,  salesman   or  other                    Prospectus
person  has  been  authorized  to
give any information  or make any
representation  not contained  in
this Prospectus and,  if given or
made,    such   information    or
representation must not be relied
upon as having been authorized by
the  Company.    This  Prospectus
does not constitute  an  offer to
buy any of the securities offered
hereby in any jurisdiction to any
person to whom it is unlawful  to
make    such    offer   in   such
jurisdiction.

=================================               Wireless One, Inc.


                                                   180,000 Shares

                                                    Common Stock
                                            ($0.01 par value per share)



Table of Contents

The Company.....................2
Risk Factors....................2
Selling Shareholders...........10
Plan of Distribution...........12
Legal Matters..................12
Experts........................12
Available Information..........13
Incorporation of Certain
  Documents by Reference.......13                  January _____, 1997


                                  PART II

                  INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.    Other Expenses of Issuance and Distribution.

   The following  table sets forth the  various expenses in connection with the sale  and distribution of the  securities being registered.  All of the
amounts  shown   are   estimated  except   the   Securities   and  Exchange
Commission registration fee.

      SEC registration fee.................................   $    2,328
      Blue sky fees and expenses...........................        2,672
      Legal fees and expenses..............................       22,000
      Accounting fees and expenses.........................       33,000
      Miscellaneous........................................
                                                              ----------

               Total.......................................   $   60,000
                                                              ==========

   The Registrant will bear all of the foregoing fees and expenses.

Item 15.    Indemnification of Directors and Officers.

  Section 145 of the Delaware General Corporation Law (the "DGCL") provides that  a corporation  may indemnify  directors and officers as well as other employees and  individuals  against expenses  (including  attorneys' fees), judgments,  fines,  and  amounts  paid  in  settlement  in connection  with
specified  actions,   suits,  or  proceedings,   whether  civil,  criminal,
administrative, or investigative  (other than  action by or in the right of the corporation-a "derivative  action"), if they acted in good faith and in a  manner they  reasonably believed  to be in  or not  opposed to  the best interests of the corporation and,  with respect to  any criminal action  or proceeding,  had no reasonable cause to believe their conduct was unlawful.
A similar standard is  applicable in the case of derivative actions, except that indemnification only  extends to expenses (including  attorneys' fees)
incurred in  connection with the defense  or settlement of such action, and the statute requires court approval before there can be any indemnification where  the person  seeking indemnification has  been  found  liable  to the
corporation.   The statute  provides  that it  is  not  exclusive  of other indemnification that  may be granted by  a corporation's charter,  by-laws, disinterested  director  vote, stockholder  vote,  agreement  or otherwise.
Article IX  of the  Registrant's By-laws  requires  indemnification to the fullest extent permitted by Delaware law.  In addition, the Registrant has entered into indemnity  agreements with its directors,  which obligate the
Registrant  to indemnify such directors to the fullest extent permitted by the DGCL.  The  Registrant also intends  to obtain, prior to the effective date of this Registration  Statement,  officers' and  directors' liability insurance which insures against liabilities that officers and directors of the Registrant may incur in such capacities.

      Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability
(i) for any transaction from which the director derives an improper personal benefit, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for improper payment of dividends or redemptions of shares or (iv) for any breach of a director's duty of loyalty to the company or its stockholders.
Article VI of the Registrant's Certificate of Incorporation includes such a provision.

Item 16.    Exhibits

Exhibit No.                            Description
    2.1       TruVision Merger Agreement among the Registrant, TruVision and
              Wireless One MergerSub, Inc., dated April 25, 1996(1)

   3.1(i)     Amended and Restated Certificate of Incorporation of the
              Registrant(2)

  3.1(ii)     Bylaws of the Registrant(2)

    4.1       Indenture between the Registrant and United States Trust
              Company of New York, as Trustee, dated October 24, 1995(3)

    4.2       Warrant Agreement between the Registrant and United States
              Trust Company of New York, as Warrant Agent, dated October
              24, 1995(3)

    4.3       Escrow and Disbursement Agreement between the Registrant and
              Bankers Trust Corporation, Escrow Agent, dated October 24,
              1995(3)

    4.4       Supplemental Indenture between the Registrant and United States
              Trust Company of New York, as Trustee, dated July 26, 1996(4)

    4.5       Indenture between the Registrant and United States Trust
              Company of New York as Trustee, dated August 12, 1996(4)

    4.6       Warrant Agreement between the Registrant and United States
              Trust Company of New York, as Warrant Agent, dated August 12,
              1996(4)

    4.7       Unit Agreement between the Registrant and United States Trust
              Company of New York, as Unit Agent, dated August 12, 1996(4)

    5.1       Opinion of Jones, Walker, Waechter, Poitevent, Carrere &
              Denegre L.L.P. (including the consent of such firm) as to the validity of the common stock being offered(4)

    10.1 Contribution Agreement and Plan of Merger among, inter alia, the Registrant, Old Wireless One and its stockholders and Heartland dated October 18, 1995(3)

    10.2      Escrow Agreement among the parties to Exhibit 10.1 dated
              October 24, 1995(3)

    10.3      1995 Long-Term Performance Incentive Plan of the Registrant(3)

    10.4      1996 Director's Stock Option Plan of the Registrant(4)

    10.5 Warrant Agreement between the Registrant and GKM (including form of warrant certificate) dated October 18, 1995(3)

    10.6      Amended and Restated Registration Rights Agreement among the
              Registrant, Heartland and certain stockholders dated July 29, 1996(4)

    10.7      Amended and Restated Stockholders Agreement among the
              Registrant, and certain stockholders dated July 29, 1996(4)

    10.8      Standard forms of MDS License Agreement of the Registrant(2)

    10.9      Standard forms of ITFS License Agreement of the Registrant(2)

   10.10 Form of Employment Agreement between the Registrant and certain executive officers(1)

   10.11      Acquisition and Market Escrow Agreement among the parties to
              Exhibit 2.1 dated July 29, 1996(1)

    23.1      Consent of Jones, Walker, Waechter, Poitevent, Carrere &
              Denegre L.L.P. (included in Exhibit 5.1)(4)

    23.2      Consent of KPMG Peat Marwick LLP (Dallas, TX)(4)

    23.3      Consent of KPMG Peat Marwick LLP (New Orleans, LA)(4)

    23.4      Consent of Arthur Andersen & Co. LLP (Jackson, Mississippi)(4)

    24.1      Powers of Attorney (Included on Signature Page)(4)

    24.2      Power of Attorney of Henry G. Schopfer, III*
______________________
(1)   Incorporated herein by reference from the Registrant's Registration
      Statement Form S-1 (Registration Number 333-05109) as declared effective by the Commission on August 7, 1996

(2)   Incorporated herein by reference from the Registrant's Registration
      Statement on Form S-1 (Registration Number 33-94942) as declared effective by the Commission on October 18, 1995.

(3) Incorporated herein by reference from the Registrant's Quarterly Report on Form 10Q for the fiscal quarter ended September 30, 1995.

(4)   Previously filed.

*    Filed herewith.


Item 17.    Undertakings

      Insofar   as   indemnification  for  liabilities  arising  under  the
Securities Act may be  permitted  to  directors,  officers  and controlling persons of the Registrant pursuant to the provisions described  in  Item 14 above, or otherwise, the Registrant has been advised that in the opinion of the  Securities  and  Exchange  Commission  such indemnification is against public  policy  as expressed in such Securities  Act,  and  is,  therefore, unenforceable.  In  the event that a claim for indemnification against such liabilities (other than  payment  by the Registrant of expenses incurred or paid by a director, officer or controlling  person of the Registrant in the successful defense of any action, suit or proceeding)  is  asserted by such director,  officer or controlling person in connection with the  securities being registered, the Registrant will, unless in the opinion of its counsel the matter has  been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy  as  expressed  in  such  Securities  Act and will be governed by the final adjudication of such issue.

      The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in "Calculation of Registration Fee" table in the effective Registration
      Statement;

            (iii) To include  any  material information with respect to the plan of distribution not previously  disclosed  in  the  registration
      statement   or  any  material  change  to  such  information  in  the
      registration statement;

Provided, however, that paragraphs (1)(i) and (1) (ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration
Statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) That, for the purpose of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.




                                  Signatures

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Form S-3 Registration Statement No.
333-15475 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Baton Rouge, State of Louisiana on the 16th day of January, 1997.

                                          WIRELESS ONE, INC.


                                          By:     /s/ Henry M. Burkhalter
                                             -------------------------------
                                                    Henry M. Burkhalter
                                                President and Vice Chairman
                                                        of the Board


      Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Form S-3 to Registration Statement No.
333-15475 has been signed on the 16th day of January, 1997, by the following persons in the capacities indicated.

              Signature                                Title
                  *                    Chairman of the Board
----------------------------------
          Hans J. Sternberg

       /s/ Henry M. Burkhalter         President and Vice Chairman of the Board
----------------------------------
         Henry M. Burkhalter

          /s/ Sean E. Reilly           Chief Executive Officer and Director
----------------------------------     (Principal Executive Officer)
            Sean E. Reilly

      /s/ Henry G. Schopfer, III       Executive Vice President and Chief
----------------------------------     Financial Officer (Princiapl
        Henry G. Schopfer, III         Financial Officer)

                  *                    Vice President and Controller
----------------------------------     (Principal Accounting Officer)
           Michael C. Ellis

                  *                    Director
----------------------------------
           William K. Luby

                  *                    Director
----------------------------------
          Arnold L. Chavkin

                  *                    Director
----------------------------------
           Daniel L. Shimer

                  *                    Director
----------------------------------
          J.R. Holland, Jr.

                  *                    Director
----------------------------------
       William J. Van Devender

                  *                    Director
----------------------------------
            David E. Webb

*By:  /s/ Sean E. Reilly
    ------------------------------
            Sean E. Reilly
     Agent and Attorney-in-Fact


                                EXHIBIT INDEX
                                                                  Sequentially
Exhibit No.                       Description                    Numbered Page
-----------                       -----------                    -------------
    2.1       TruVision Merger Agreement among the Registrant,
              TruVision and Wireless One MergerSub, Inc., dated
              April 25, 1996(1)

   3.1(i) Amended and Restated Certificate of Incorporation of the Registrant(2)

  3.1(ii)     Bylaws of the Registrant(2)

    4.1       Indenture between the Registrant and United States
              Trust Company of New York, as Trustee, dated October
              24, 1995(3)

    4.2       Warrant Agreement between the Registrant and United
              States Trust Company of New York, as Warrant Agent, dated October 24, 1995(3)

    4.3       Escrow and Disbursement Agreement between the
              Registrant and Bankers Trust Corporation, Escrow
              Agent, dated October 24, 1995(3)

    4.4       Supplemental Indenture between the Registrant and
              United States Trust Company of New York, as Trustee, dated July 26, 1996(4)

    4.5       Indenture between the Registrant and United States
              Trust Company of New York as Trustee, dated August
              12, 1996(4)

    4.6       Warrant Agreement between the Registrant and United
              States Trust Company of New York, as Warrant Agent, dated August 12, 1996(4)

    4.7       Unit Agreement between the Registrant and United
              States Trust Company of New York, as Unit Agent, dated August 12, 1996(4)

    5.1       Opinion of Jones, Walker, Waechter, Poitevent,
              Carrere & Denegre L.L.P. (including the consent of such firm) as to the validity of the common stock being offered(4)

    10.1 Contribution Agreement and Plan of Merger among, inter alia, the Registrant, Old Wireless One and its stockholders and Heartland dated October 18, 1995(3)

    10.2      Escrow Agreement among the parties to Exhibit 10.1
              dated October 24, 1995(3)

    10.3      1995 Long-Term Performance Incentive Plan of the
              Registrant(3)

    10.4      1996 Director's Stock Option Plan of the Registrant(4)

    10.5      Warrant Agreement between the Registrant and GKM
              (including form of warrant certificate) dated
              October 18, 1995(3)

    10.6 Amended and Restated Registration Rights Agreement among the Registrant, Heartland and certain stockholders dated July 29, 1996(4)

    10.7 Amended and Restated Stockholders Agreement among the Registrant, and certain stockholders dated July
              29, 1996(4)

    10.8      Standard forms of MDS License Agreement of the
              Registrant(2)

    10.9      Standard forms of ITFS License Agreement of the
              Registrant(2)

   10.10 Form of Employment Agreement between the Registrant and certain executive officers(1)

   10.11 Acquisition and Market Escrow Agreement among the parties to Exhibit 2.1 dated July 29, 1996(1)

    23.1      Consent of Jones, Walker, Waechter, Poitevent,
              Carrere & Denegre L.L.P. (included in Exhibit 5.1)(4)

    23.2      Consent of KPMG Peat Marwick LLP (Dallas, TX)(4)

    23.3      Consent of KPMG Peat Marwick LLP (New Orleans, LA)(4)

    23.4      Consent of Arthur Andersen & Co. LLP (Jackson,
              Mississippi)(4)

    24.1      Powers of Attorney (Included on Signature Page)(4)

    24.2      Power of Attorney of Henry G. Schopfer, III*
______________________
(1)   Incorporated herein by reference from the Registrant's Registration
      Statement Form S-1 (Registration Number 333-05109) as declared effective by the Commission on August 7, 1996

(2)   Incorporated herein by reference from the Registrant's Registration
      Statement on Form S-1 (Registration Number 33-94942) as declared effective by the Commission on October 18, 1995.

(3) Incorporated herein by reference from the Registrant's Quarterly Report on Form 10Q for the fiscal quarter ended September 30, 1995.

(4)   Previously filed.

*    Filed herewith.


